BofA 2023 Power, Utilities & Clean Energy Conference February / March 2023 8-K February 27, 2023 Ryan Dam Great Falls, Montana

2 Forward Looking Statements Forward Looking Statements During the course of this presentation, there will be forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.” The information in this presentation is based upon our current expectations as of the date hereof unless otherwise noted. Our actual future business and financial performance may differ materially and adversely from our expectations expressed in any forward-looking statements. We undertake no obligation to revise or publicly update our forward-looking statements or this presentation for any reason. Although our expectations and beliefs are based on reasonable assumptions, actual results may differ materially. The factors that may affect our results are listed in certain of our press releases and disclosed in the Company’s most recent Form 10-K and 10-Q along with other public filings with the SEC. NorthWestern Corporation dba: NorthWestern Energy Ticker: NWE (Nasdaq) www.northwesternenergy.com Corporate Office 3010 West 69th Street Sioux Falls, SD 57108 (605) 978-2900 Investor Relations Officer Travis Meyer 605-978-2967 travis.meyer@northwestern.com Company Information O’Dell Creek - Madison River Valley - Montana Recognized by Newsweek as one of “America’s Most Responsible Companies”

Company Overview 3

4

NWE - An Investment for the Long Term


Black Eagle dam

Pure Electric & Gas Utility

- 100% pure electric & natural gas utility business with over 100 years of operating history
- Solid economic indicators in service territory
- Diverse electric supply portfolio ~55% hydro, wind & solar

Solid Utility Foundation

- Residential electric & gas rates below national average
- Solid system reliability
- Low leaks per 100 miles of pipe
- Solid JD Power Overall Customer Satisfaction scores

Earnings & Cash Flow

- Pending Montana electric and natural gas rate review to reduce regulatory lag, aid earnings and cash flow and improve balance sheet strength
- History of consistent annual dividend growth

Attractive Future Growth Prospects

- Disciplined maintenance capital investment program to ensure safety and reliability
- Significant investment in renewable resources (hydro & wind) will provide long-term energy supply pricing stability for the benefit of customers for many years to come
- Further opportunity for energy supply investment to meet significant capacity shortfalls

Financial Goals & Metrics

- Target debt to capitalization ratio of 50%-55% with liquidity of $100 million or greater
- Target 3%-6% EPS growth plus dividend yield to provide competitive total return
- Target dividend long-term payout ratio of 60%-70%

Best Practices Corporate Governance

America's Most Responsible Companies 2023 – Newsweek, statista

50/50 Women on Boards 3+

Corporate Governance Awards 2019 – corporatesecretary

Moody's Investors Service

5th Best Governance Score

About NorthWestern 5 Montana Operations Electric 398,200 customers 25,131 miles – transmission & distribution lines 882 MW maximum capacity owned power generation Natural Gas 209,100 customers 7,334 miles of transmission and distribution pipeline 17.75 Bcf of gas storage capacity Own 35.1 Bcf of proven natural gas reserves Nebraska Operations Natural Gas 43,000 customers 821 miles of distribution pipeline Data as of 12/31/2022 South Dakota Operations Electric 64,700 customers 3,650 miles – transmission & distribution lines 446 MW nameplate owned power generation Natural Gas 49,200 customers 1,779 miles of transmission and distribution pipeline

A Diversified Electric and Gas Utility 6 NorthWestern’s ‘80/20’ rules: Approximately 80% Electric and 80% Montana. Over $4.5 billion of rate base investment to serve our customers Data as reported in our 2022 10-K (1) Utility Margin is a non-GAAP Measure. See appendix for additional disclosure. (1) (1)

7

Highly Carbon-Free Supply Portfolio

2022 Electric Generation Portfolio - Montana


Wind
Contracted
21.3%
Wind
Owned
2.4%
Contracted
CELP & YELP
10.9%
Natural Gas
Contracted
2.1%
Natural Gas /
Other Owned
5.9%
Coal Owned
23.4%
MT
58%
Carbon-Free
Hydro
Owned
31.9%
Hydro
Contracted
1.6%
Solar
Contracted
0.5%

Contracted energy from Colstrip Energy Limited Partners (CELP), Yellowstone Energy Limited Partners (YELP) as well as a majority of the contracted wind, hydro and solar are federally mandated Qualifying Facilities, as defined under the Public Utility Regulatory Policies Act of 1978 (PURPA).

2022 Electric Generation Portfolio - South Dakota


Wind
Owned
21.9%
Natural Gas /
Other
Owned
6.6%
Coal
Owned
48.7%
SD
45%
Carbon-Free
Wind
Contracted
22.8%

2022 Electric Generation Portfolio - Total NWE


Wind
Contract
21.6%
Wind
Owned
5.9%
Contracted
CELP & YELP
8.9%
Natural Gas
Contracted
1.7%
Natural Gas /
Other Owned
6.1%
Coal Owned
28.0%
NWE
55%
Carbon-Free
Hydro
Owned
26.1%
Hydro
Contracted
1.3%
Solar
Contracted
0.4%

Based upon 2022 MWH's of owned and long-term contracted resources. Approximately 55% of our total company owned and contracted supply is carbon-free – better than the national average of ~39% (2021 eia.gov table 7.2b)

NorthWestern does not own all the renewable energy certificates (RECs) generated by contracted wind, and periodically sells its own RECs with proceeds benefiting retail customers. Accordingly, we cannot represent that 100% of carbon-free energy in the portfolio was delivered to our customers.

Strong Utility Foundation 8  Solid and generally improving JD Power Overall Customer Satisfaction Scores  Residential electric and natural gas rates below national average *  Solid electric system reliability  Better than average natural gas leaks per mile * NE bills temporarily impacted by ongoing recovery of the February 2021 prolonged cold weather event that resulted in extreme price excursion for purchased power and natural gas.

Solid Economic Indicators 9 • Customer growth rates historically exceed National Averages. • Projected population growth in our service territories in-line or better than the National Average. Source: NorthWestern customer growth - 2008-2016 Forms 10-K Unemployment Rate: US Department of Labor via SNL Database 2/21/17 Electric: EEI Statistical Yearbook (published December 2015, table 7.2) Natural Gas: EIA.gov (Data table "Number of Natural Gas Consumers") Source: Company 10K’s, 2020/2021 EEI Statistical Yearbook – Table 7.2 and EIA.gov

Regulatory & Financial Update 10

 Requested base rate increase supports over a billion dollars invested in Montana critical infrastructure, while keeping operating costs below the rate of inflation, since our last rate reviews. (Test years: 2015 nat. gas and 2017 electric)  Approximately 42%1 of the requested total electric and natural gas revenue increase is driven by flow-through costs including market power purchases and property taxes.  With the requested rate relief, including the substantial flow- through costs, our total customer bill increases are in line with inflation. Montana Rate Review 11 1) $82 million of PCCAM & property tax recovery as a percent of $194 million total electric and natural gas request. 2) Requesting structural revisions to the PCCAM mechanism to send price signals to customers and protect them from the large rate increases due to delayed recovery.

MT Rate Review – Interim Rates / Procedural Schedule 12 September 28th, the MPSC approved the recommendations of the staff for interim rates, subject to refund, which increased rates by the following: • Base electric rates $29.4 million • PCCAM rates $61.1 million • Base natural gas rates $1.7 million Final rates, once approved, will be retroactive back to interim effective date. Interim Rates effective October 1, 2022 Procedural Schedule Key dates are currently expected: 03/06/23: NorthWestern rebuttal testimony and cross-intervenor testimony 04/03/23: Pre-hearing memoranda due and final day for stipulations and settlement agreements 04/11/23: Hearing commences and continues day-to-day, as necessary

13

Delivering Customer Value

Percent Increase over the prior Decade [1]



NWE Electric Bill [2]
6.6% (to current)
19.8% (approved interim)
33.9% (final)
NWE Natural Gas Bill [3]
19.6% (to current)
19.8%
32.8%
Butter 53.2%
Propane, kerosene, and firewood [4] 44.4%
Utility (Piped) Gas service [4] 44.1%
Fuel Oil [4] 39.3%
Meats 37.7%
Eggs 36.7%
Food Away from Home 36.3%
Housing 32.6%
Chicken 31.9%
Household Energy 30.9%
Postage 30.0%
Gasoline (all types) 27.1%
Consumer Price Index (All items) 26.9%
Electricity [4] 25.7%
Bread 23.4%
Milk 20.4%

1. Based on U.S. Bureau of Labor Statistics Consumer Price Index for All Urban Consumers comparing June of 2013 to July of 2022.
2. Based on a typical 750 kWh monthly Montana residential electric bill, excluding deferred balance from prior periods (June 2013 - July 2022).
3. Based on a typical 65 therm monthly Montana residential natural gas bill (June 2013 - August 2022).
4. Sub-component of Household Energy

NorthWestern's utility infrastructure investment (gross plant) - providing increased capacity, reliability and safety for our Montana customers - has more than doubled over the last decade (increasing over $2.9 billion) yet increases to customer bills have remained well below inflation.



Montana - Gross & Net Plant in Service
(Billions)
$6.5
$6.0
$5.5
$5.0
$4.5
$4.0
$3.5
$3.0
$2.5
$2.0
$1.5
$1.0
$0.5
$0.0
$2.80
$3.0
$3.4
$4.3
$4.5
$4.7
$4.9
$5.2
$5.4
$5.7
$1.14
$1.2
$1.3
$1.4
$1.5
$1.6
$1.7
$1.8
$1.9
$2.0
$1.71
$1.8
$2.1
$2.9
$3.0
$3.1
$3.2
$3.4
$3.5
$3.7
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
Accumulated Depreciation
Net Plant in Service
Source: MT Annual Reports - NWE Electric Utility, Gas Utility, Townsend Propane & Havre Pipeline - Schedule 27 (13 month average)

Colstrip Transfer 14 Reliable  Existing resource, ready to serve our Montana customers. Avoids lengthy planning, permitting and construction of a new facility that would stretch in-service beyond 2026.  Reduces reliance on imported power and volatile markets, providing increased energy independence.  In-state and on-system asset mitigating the transmission constraints we experience importing capacity.  Adds critical long-duration, 24/7 on-demand generation necessary for balancing our existing portfolio. Affordable  222 MW of capacity with no upfront capital costs and stable operating costs going forward. o Equivalent new build would cost in excess of $500 million. o Incremental operating costs are known and reasonable. Resulting variable generation costs represent a 90%+ discount to market prices incurred during December’s polar vortex.  In addition to no upfront capital, low and stably priced mine-mouth coal supply costs. Sustainable  We remain committed to our net zero goal by 2050. This additional capacity, with a remaining life of up to 20 years, helps bridge the interim gap and will likely lead to less carbon post 2040.  Yellowstone County Generating Station is potentially our last natural gas resource addition in Montana.  Partners are committed to evaluate non-carbon long-duration alternative resources for the site.  Keeps the existing plant open and retains its highly skilled jobs vital to the Colstrip community.  Protects existing ownership interests with an ultimate goal of majority ownership of Unit 4. NorthWestern Energy executed an agreement with Avista Corporation for the transfer of Avista’s ownership interests in Colstrip Units 3 & 4. • Effective date of transfer: 12/31/2025 • Generating capacity: 222 MW • Transfer price: $0.00

December 2022 Polar Vortex 15 The chart illustrates the actual resource specific contribution of energy, the capacity deficit we faced, and the market price of power during the late December 2022 multi-day cold weather event in Montana. As a result of our capacity deficit, we were reliant upon the high and volatile power market a majority of the time to meet customer demand.

2023 earnings guidance is expected to be provided following an outcome in our pending Montana rate review. $510 million capital plan for 2023 (inclusive of $80 million of investment specific to Yellowstone County Generating Station). Long-term growth targets remain; 3-6% EPS and 4-5% rate base. 2023 annualized dividend of $2.56 is expected to be above targeted 60-70% payout ratio. Over the longer-term, we expect to maintain a dividend payout ratio within a targeted 60-70% range . Financing plans are intended to maintain current credit ratings; targeting FFO to debt ratio greater than 14%. Financial Outlook 16 Rowe Dam at Mystic Lake, Montana

Capital Investment Over $2.1 Billion investment* over last 5 years * Historical Capital Investment includes property, plant and equipment additions, acquisitions and capital expenditures included in accounts payable. 5 Year History of Capital Investment 5 Year Forecast of Capital Investment ($millions, unless stated otherwise) Yellowstone County Generating Station 17 $2.4 billion of forecasted low-risk capital investment opportunity… • Capital investment addresses generation and transmission capacity constraints, grid modernization and renewable energy integration. This does not include any incremental opportunities related to additional supply investment. • This sustainable level of capex is expected to drive an annualized rate base growth of approximately 4%-5%.

Capital Investment 18 This sustainable level of capex is expected to drive annualized rate base growth of approximately 4%- 5%. NorthWestern expects to issue 2023 Earnings Guidance with an updated Capital Investment Plan following an outcome in the Montana Rate Review.

Solid Balance Sheet 19 Investment grade credit ratings, debt to capitalization within our targeted 50%-55% range and a manageable schedule of debt maturities.

Supply Update 20 175 megawatt Yellowstone County generating project in Montana • Construction began in April 2022 • Construction costs of approximately $275 million with $154.9 million invested to date • Current schedule anticipates commercial operation during 2024* Electric Supply Resource Plans South Dakota • Filed an updated integrated resource plan in September 2022 • Plan identifies 43 megawatts as retire and replace candidates with potential for competitive solicitation during 2023-2024 Montana • Expect to submit an integrated resource plan to the MPSC by the end of March 2023. * On October 21, 2021, the Montana Environmental Information Center (MEIC) and the Sierra Club filed a lawsuit in Montana State Court, against the Montana Department of Environmental Quality (MDEQ) and us, alleging that the environmental analysis conducted prior to issuance of the Yellowstone County project's air quality permit was inadequate. The Montana District Court judge held oral argument on June 20, 2022. We expect a decision in 2023. This lawsuit, as well as additional legal challenges related to the Yellowstone County plant, could delay the project timing. Construction continues while we are awaiting this decision. The recently completed 58-megawatt Bob Glanzer Generating Station in Huron, South Dakota, provides on-demand resources to support the variability of wind and solar projects coming onto our system and the grid in our region and help serve our customers during extended periods of peak demand.

21

Distribution System Update

Five Year Projects

System Efficiencies
- Advanced Distribution Management Systems (ADMS) Enhancements
- Fault Location, Isolation and Service Restoration (FLISR) Implementation
- Distribution Energy Resource (DER) Integration

Operational Efficiencies
- Determination of Compliance (DOC) Transitions Control
- Montana Advanced Metering Infrastructure (AMI)

Customer Experience
- Customer Portals
- Smart Apps

Actionable Data
- Key Performance Indicators
- Predictive Analytics
- Enterprise Connectivity

Grid of the Future

New Technology
- Electric Vehicle Charging / Infrastructure
- Micro Management Systems (MGMS)
- Advanced Distribution Energy Resource Integration

Customer Experience
- Advanced Apps & Controls
- Predictive Analytics (i.e. Customer Bills)
- Home Area Networks
- Customized Solutions

Data Sharing
- Multitenant Solutions
- Transactive Controls


LED Streetlights


AMI Installation

Transmission System Update 22 Electric Transmission: • In June 2021, we joined the Western Energy Imbalance Market (WEIM). This real-time, within-hour energy market will provide the company’s Montana customers with economically efficient energy to resolve imbalances and variations in load and generation on our Montana system. • Continue planned retirements of generating resources in Montana in conjunction with increasing demand is placing more stress on the transmission system (two record peaks in the last three seasons). As a result, we are experiencing less available transmission capacity throughout the system. • Continued investment is critical to address aging infrastructure, capacity concerns, reliability and compliance requirements. Gas Transmission: • Continued investment is critical to address aging infrastructure, capacity concerns, reliability and compliance (including the Pipeline and Hazardous Materials Safety Administration proposed rules). • Three primary factors leading to the need for additional investment to address: • Overall reliability and capacity on the gas transmission system to withstand single large contingencies and to address the decline in on-system gas production; • The need to provide additional capacity for existing gas-fired electric generation (given expected growing dependence); and • The need to serve new gas-fired capacity generation in South Dakota. Significant investment needs identified for transmission reliability, capacity and gas / electric interdependence. WEIM active & Pending Participants

Corporate Responsibility 23

2022 Sustainability Report 24 • Published in November 2022 • Guided by our commitment to sustainability and our robust environmental, social and governance policies and practices. • Provides transparency into the social, environmental and economic impacts of NorthWestern Energy and offers insights into how we view sustainability. • Affirms our Net Zero by 2050 vision • Includes Sustainability Accounting Standards Board (SASB) and Task Force on Climate-Related Financial Disclosures (TCFD) aligned reporting. https://northwesternenergy.com/SustainabilityReport

25

ESG - Environmental

2022 Electric Generation Portfolio - Total NWE


Wind
Contract
21.6%
55%
Carbon-Free
Wind
Owned
5.9%
Contracted
CELP & YELP
8.9%
NWE
Montana &
South Dakota
combined
Natural Gas
Contracted
1.7%
Hydro
Owned
26.1%
Natural Gas /
Other Owned
6.1%
Hydro
Contracted
1.3%
Solar
Contracted
0.4%
Coal Owned
28.0%

55% Carbon-Free Owned and Long-Term Contracted Portfolio in 2022
vs
~39% National Average (2021 data)
Based on MWh's

Source: *U.S. Energy Information Administration – form EIA.gov*
Table 7.2b Electric Net Generation: U.S. Electric Power Sector 2021
Note: NorthWestern does not own all the renewable energy certificates (RECs) generated by contracted wind, and periodically sells its own RECs with proceeds benefiting retail customers. Accordingly, we cannot represent that 100% of carbon-free energy in the portfolio was delivered to our customers.

NorthWestern Energy - 2022 Electric Portfolio



55% Carbon-Free Electricity Portfolio from Owned and Long-Term Contract Resources - Based on MWh's

U.S. Electric Utilities - 2021 Net Electric Generation



39% Carbon-Free - U.S. Electric Utilities Net Generation - Based on MWh's

Source: EIA.gov Table 7.2b Electric Net Generation: U.S. Electric Power Sector - 2021


Beethoven Wind Farm


Black Eagle Power House

26

ESG - Social

Community

$2.9 Billion Economic Output in 2022 ($2.56B in Montana & $350M in SD/NE) CIRCLE ANALYTICS

Over $5 million Donations, Sponsorships, Economic Development, Scholarship Funding, Public Recreation Support, Safety Awareness and Volunteer Program Grants in 2022

400+ Number of nonprofits that received grants through Employee Volunteer Program

$18.7 Million Low-Income Energy Assistance in 2022

Low-Income Assistance

We work closely with the federal Low Income Energy Assistance programs to provide critical short-term aid to our community's most vulnerable citizens



$12.7M in MT
$3.1M in SD
$2.9M in NE

Customers

Typical Residential Bills Lower than National Average



"Typical Bill" Residential Rate Comparison
National Average ($156.30)
National Average ($123.67)
$175
$150
$125
$100
$75
$50
$25
$-
MT 91.27
SD 106.23
MT 104.99
SD 96.34
NE 148.15
Electric (750 kwh)
Natural Gas (100 therms)
NWE rates as of 7/1/2022 (Electric) and 11/1/2022 (Natural Gas)
Electric source: Edison Electric Institute Typical Bills and Average Rates Report, 7/1/22
Natural Gas source: US EIA - Monthly residential supply and delivery rates as of November 2022

Building on Our Best – Improved Customer Satisfaction Scores



NWE's Overall Customer Satisfaction Scores
via JD Power Electric & Gas Residential Studies
JD Power Scores
750
700
650
600
550
500
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
Electric
Natural Gas

Over the last 13 years, our energy efficiency programs have helped customers save 685,041 MWh's of energy – enough to power 76,000 homes for a year.

Employees

Safety Culture Transformation



Lost Time Incident Rate
1.0
0.8
0.6
0.4
0.2
-
0.87
0.52
0.67
0.38
0.51
0.71
0.58
0.39
0.66
0.59
'13
'14
'15
'16
'17
'18
'19
'20
'21
'22



OSHA Recordable Rate
2.5
2.0
1.5
1.0
0.5
-
2.28
1.88
1.78
1.38
1.92
1.73
1.87
1.36
1.77
1.57
'13
'14
'15
'16
'17
'18
'19
'20
'21
'22

Workplace Recognition

Great Place To Work. Certified APR 2022-APR 2023 USA

Certified as a "Great Place to Work"

33.7% Benefits to Pay Ratio

78.5% Percentage of Skilled or Professional Employees

27

ESG - Governance

5th Best Score Among 50 Publicly Traded North American Utility and Power Companies by **Moody's Investment Services** on Best Governance Practices

Recent Governance Recognition


AMERICA'S MOST
RESPONSIBLE
COMPANIES
2023
Newsweek
statista

America's Most Responsible Companies

Recognized by Newsweek as one of the most responsible companies in 2023. One of only eleven EEI member utilities selected.


50 WOMEN
50 ON BOARDS
3+

20 / 20 – Women on Boards

Recognized for gender diversity on its board of directors by 2022 Women on Boards. Three of the company's nine directors are female.


NYSE Governance Services
LEADERSHIP
AWARDS
WINNER


CORPORATE
GOVERNANCE
AWARDS
2019
WINNER

Corporate Governance Award Winner

NorthWestern Corporation's proxy statement has won governance awards – Best Proxy Statement (Small to Mid-Cap) by Corporation Secretary magazine (2014 & 2019) and Exemplary Compensation Discussion and Analysis from NYSE Governance Services (2014) and NorthWestern was recognized as a finalist by Corporate Secretary magazine in the same category for our '12, '13, '16, '17 & '18 statements

Diverse Leadership

Board of Directors


Age Diversity
70+ 1
50-59 3
60-69 5
Tenure Diversity
<2 Years 2
3-9 Years 6
Gender Diversity
Female 3
Male 6
Ethnic Diversity
Middle Eastern 1
White 8

Executive Team


Age Diversity
40-49 1
60-69 3
50-59 6
Tenure Diversity
10+ Years 5
<2 Years 4
3-9 Years 1
Gender Diversity
Female 5
Male 5
Ethnic Diversity
Asian 1
White 9

2021 CEO Pay Ratio to Average Employee Salary

NWE

28:1

U.S. Utilities Average (2021)

79:1

Performance- Based Pay to Peers

76%

ESG Publications 28 Environmental Social Governance These eight publications provide valuable insight into NorthWestern Energy’s Environmental, Social and Governance (ESG) Sustainability practices. Available at www. Northwesternenergy.com

Conclusion 29 Pure Electric & Gas Utility Solid Utility Foundation Best Practices Corporate Governance Attractive Future Growth Prospects Improving Earnings & Cash Flows (current rate review pending)

30

Regulated Utility Five-Year Capital Forecast 31 $2.4 billion of highly-executable and low-risk capital investment Electric Supply Resource Plans - Our energy resource plans identify portfolio resource requirements including potential investments. Included within our projections is approximately $120.0 million of capital to complete construction of the 175 MW Yellowstone County Generating Station to be on line in 2024. Distribution and Transmission Modernization and Maintenance - The primary goals of our infrastructure investments are to reverse the trend in aging infrastructure, maintain reliability, proactively manage safety, build capacity into the system, and prepare our network for the adoption of new technologies. We are taking a proactive and pragmatic approach to replacing these assets while also evaluating the implementation of additional technologies to prepare the overall system for smart grid applications. Beginning in 2021, and continuing through 2025, we are installing automated metering infrastructure in Montana at a total cost of approximately $112.0 million, of which, $66.1 million remains and is reflected in the five year capital forecast. Appendix

NWE Rate Base and Earnings Profile Data as reported in our 2022 10-K Coal Generation Rate Base as a percentage of Total Rate Base (1) The revenue requirement associated with the FERC regulated portion of Montana electric transmission and ancillary services are included as revenue credits to our MPSC jurisdictional customers. Therefore, we do not separately reflect FERC authorized rate base or authorized returns. (2) The Montana gas revenue requirement includes a step down which approximates annual depletion of our natural gas production assets included in rate base. (3) For those items marked as "n/a," the respective settlement and/or order was not specific as to these terms. (4) On August 8, 2022, we filed a Montana electric and natural gas rate review filing (2021 test year) requesting an increase to our authorized rate base, return on equity, and equity level in our capital structure. We expect a final order regarding this rate review in 2023. Revenue from coal generation is not easily identifiable due to the use of bundled rates in South Dakota and other rate design and accounting considerations. However, NorthWestern is a fully regulated utility company for which rate base is the primary driver for earnings. The data to the left illustrates that NorthWestern only derives approximately 9 -14% of earnings from its jointly owned coal generation rate base. 32Appendix

Colstrip Transfer Agreement Appendix 33

Appendix 34

Colstrip Transaction Overview

NorthWestern Energy executed an agreement with Avista Corporation (Exit Agreement) for the transfer **of Avista's ownership interests in Colstrip Units 3 and 4.**


WELCOME TO
COLSTRIP

- Effective date of transfer: December 31, 2025
- Generating capacity: 222 MW
  (bringing our total ownership to 444 MW)
- Transfer price: $0.00
- NorthWestern will be responsible for operational and capital costs beginning January 1, 2026.
  - The agreement does not require approval by the Montana Public Service Commission (MPSC). We expect to work with the MPSC in a future docket for cost recovery in 2026.
  - NorthWestern will have the right to exercise Avista's vote with respect to capital expenditures[1] between now and 2025 with Avista responsible for its pro rata share[2].
- Avista will retain its existing environmental and decommissioning obligations through life of plant.
- Under the Colstrip Ownership & Operating Agreement, each of the owners will have a 90-day period in which to evaluate the transaction between NorthWestern and Avista to determine whether to exercise their respective right of first refusal.
- We expect to file our Montana Integrated Resource Plan during the first quarter 2023. This transaction is expected to satisfy our capacity needs in Montana for at least the next 5 years.

1. Avista retains the vote related to remediation activities.
2. Avista bears its current project share (15%) costs through 2025, other than "Enhancement Work Costs" for which it bears a time-based pro-rata share. Enhancement Work Costs are costs that are not performed on a least-costs basis or are intended to extend the life of the facility beyond 2025. See the Exit Agreement for additional detail.

NorthWestern Energy
Delivering a Bright Future

Why Colstrip? Reduces Risk  We are in a supply capacity crisis due to lack of resource adequacy, with approx. 40% of our customers’ peak needs on the market. This transaction will reduce our need to import expensive capacity during critical times.  Establishes clarity regarding operations past 2025 Washington state legislation deadline.  Reduces PCCAM risk sharing for customers and shareholders. Bill Headroom  Stable pricing reduces impact of market volatility and high energy prices on customers. Aligned with ‘All of the Above’ energy transition in Montana  Supports our generating portfolio that is nearly 60% carbon-free today.  Provides future opportunity at the site while supporting economic development in Montana.  Agreement considers the appropriate balance of reliability, affordability and sustainability. 35Appendix

Facility Ownership Overview NorthWestern is actively working with the other owners to resolve outstanding issues, including the associated pending legal proceedings. Additionally, the owners intend to pursue a mutually beneficial reallocation (swap) of megawatts between the two units that would ideally provide NorthWestern with a controlling (> 370 megawatts) share of Unit 4. 36Appendix

Timeline of Montana Generation Portfolio Since 2011, we have added approximately 870 MW, both owned and long- term contract, to our generation portfolio, all of which is from carbon-free resources. Owned and Long-Term Resource Portfolio Timeline 37Appendix

Comparison of Installed Capacity California is dealing with significant capacity issues DESPITE having a greater amount of dispachable generation and fewer renewables than NorthWestern Energy in Montana (as a percentage of the total). Source: EIA.gov – 2021 Form EIA-860 Data - Schedule 3 for calendar year 2021 38Appendix

Significant Capacity Retirements in the West Planned coal retirements in the west exceed 20 gigawatts over the next decade resulting in worsening capacity deficits as forecasted by the Northwest Power Plan. Confirmed End-of-life Proposed Unknown 750MW 39Appendix

Montana Rate Review Appendix 40

Montana Rate Review Operating and other costs increases are not driving this request. 49% of total requested increase is driven by capital investment. 42% is driven by increases in flow-through costs - PCCAM 35% and Property Taxes 7%. * All other base rate components, including operating costs, income taxes & offsetting miscellaneous revenue growth since last filing. 41Appendix

Montana Electric Rate Review Summary • If approved, the total requested rate adjustment would cost an average residential electric customer about $23 per month. • Approximately 43%1 of the increase is due to: • costs included in the PCCAM for market power purchases; and • higher property taxes. 1) $9.79 higher PCCAM and property tax recovery as a percent of $22.76 total residential electric bill increase. 42Appendix

Montana Electric Revenue Request  Infrastructure investment drives 68%* of requested base rate increase • Approximately $453 million increase to rate base (from $2.337 billion to $2.790 billion) $91.8 Million Revenue Request * $34.5 million Cost of Capital plus $41.3 million Infrastructure Investment as a percent of $111.6 million Total Change in Cost of Service. 43Appendix

Montana Natural Gas Rate Review • If approved, the total requested rate adjustment would cost an average residential natural gas customer about $7 per month. • Approximately 22%1 of the increase is due to higher property taxes. • Natural Gas supply purchases are adjusted outside of the general rate review. 1) $1.66 higher property tax recovery as a percent of $7.57 total residential natural gas bill increase. 44Appendix

Montana Natural Gas Revenue Request  Infrastructure investment drives 61%* of requested base rate increase • $143 million increase to rate base (from $432 million to $575 million) $20.2 Million Revenue Request * $11.1 million Cost of Capital plus $7.5 million Infrastructure Investment as a percent of $30.3 million Total Change in Cost of Service. 45Appendix

Modifications to Existing Revenue Mechanisms FCRM Redesign Proposal The current decoupling, or the Fixed Cost Recovery Mechanism (FCRM), pilot design is flawed because it does not cover all customers or all fixed costs. NorthWestern proposes to fix this to include all customers and all fixed costs. PCCAM Redesign Proposal The current Power Costs & Credit Adjustment Mechanism (PCCAM) does not allow for timely response to changes in market conditions. NorthWestern proposes: • Annual updates to forecasted costs • Monthly adjustments to outstanding balances • More granular modeling to better capture the market 46Appendix

New Revenue Mechanisms NorthWestern Proposes new revenue adjustment mechanisms to support three areas critical to safe and reliable service for our customers. Enhanced Wildfire Mitigation Plan • Allows for the ability to adjust rates to reflect the recovery of the annual expenses and new capital in service associated with NorthWestern’s 5-Year Enhanced Wildfire Mitigation Plan. • Any differences between forecasted and actual costs would be trued up at the end of the 5-year period of 2024-2028. Cyber/IT • Allows for the ability to increase recovery of costs associated with maintenance and support agreements in between rate review based on escalation factor tied to inflation. • The reasonableness of an inflation escalator would be reexamined in the next rate review. Reliability • Allows for the ability to recover on an interim basis costs related to new Reliability resources once in- service in between rate reviews. • Costs would be subject to refund and reviewed in the next rate review. • NorthWestern seeks to include recovery of Yellowstone County Generating Station. 47Appendix

2022 Earning & Other Appendix 48

Summary Financial Results (1) (Full Year) (1) Utility Margin is a non-GAAP Measure See appendix slide titled “Explaining Utility Margin” for additional disclosure. 49Appendix

EPS Bridge (Full Year)After-tax Earnings Per Share Full year earnings per share driven by increased operating expense (including property taxes and depreciation), interest expense and dilution from higher average shares outstanding. These determents were partly offset by weather, customer growth and Montana interim rates. See “Non-GAAP Financial Measures” slide in the appendix for additional detail on this measure. 50Appendix

Utility Margin Bridge (Full Year)Pre-tax Earnings $24.9 Million or 2.6% increase in Utility Margin due to items that impact Net Income. NOTE: Utility Margin is a non-GAAP Measure See appendix slide titled “Explaining Utility Margin” for additional disclosure. *Interim rates subject to refund ** Primarily due to prior year recognition of $4.7M of deferred interim rates 51Appendix

Increase in utility margin due to the following factors: $ 14.8 Higher electric retail volumes 9.5 Montana interim rates (subject to refund) 8.1 Higher natural gas retail volumes (4.8) Lower transmission revenue (due primarily to $4.7M prior year recognition of deferred transmission interim rates) (2.4) Less favorable electric QF liability adjustment (1.8) Higher non-recoverable Montana electric supply costs (0.8) Reduction of rates from the step down of natural gas production assets 2.3 Other $ 24.9 Change in Utility Margin Items Impacting Net Income Utility Margin (Full Year) (dollars in millions) 12 Months Ended December 31, 2022 2021 Variance Electric $ 782.1 $ 757.4 $ 24.7 3.3% Natural Gas 203.7 189.4 14.3 7.6% Total Utility Margin $ 985.8 $ 946.8 $ 39.0 4.1% $ 13.3 Higher property taxes recovered in revenue, offset in property tax expense 2.5 Higher operating expenses recovered in revenue, offset in O&M expense 0.3 Higher gas production taxes recovered in revenue, offset in property & other taxes (2.0) Lower revenue from higher production tax credits, offset in income tax expense $ 14.1 Change in Utility Margin Offset Within Net Income $ 39.0 Increase in Utility Margin (1) Utility Margin is a non-GAAP Measure See appendix slide titled “Explaining Utility Margin” for additional disclosure. (1) 52Appendix

Increase in operating expenses due to the following factors: $ 7.5 Higher depreciation expense due to plant additions 5.5 Higher property tax expense due to an increase in the estimated state and local taxes 2.2 Higher insurance expense 2.0 Increase in uncollectible accounts (due to prior year collection of previously written off balances) 1.9 Higher cost of materials 1.8 Higher technology implementation and maintenance expense 1.6 Higher travel expenses 1.6 Higher fleet fuel costs 1.0 Higher advertising expenses 0.4 Higher expenses at our electric generation facilities (2.1) Lower labor and benefits (1) (1.6) Prior year write off of preliminary construction costs 2.1 Other $ 23.9 Change in Operating Expense Items Impacting Net Income Operating Expenses (Full Year) (dollars in millions) Twelve Months Ended December 31, 2022 2021 Variance Operating & maintenance $ 221.4 $ 208.3 $ 13.1 6.3% Administrative & general 113.8 101.9 11.9 11.7% Property and other taxes 192.5 173.4 19.1 11.0% Depreciation and depletion 195.0 187.5 7.5 4.0% Operating Expenses (2) $ 722.7 $ 671.1 $ 51.6 7.7% $ 13.6 Higher property and other taxes recovered in trackers, offset in revenue 12.8 Higher pension and other postretirement benefits, offset in other income (1) 2.5 Higher operating and maintenance expenses recovered in trackers, offset in revenue (1.2) Lower non-employee directors deferred compensation, offset in other income $ 27.7 Change in Operating Expense Items Offset Within Net Income $ 51.6 Increase in Operating Expenses $25.0 (1) In order to present the total change in labor and benefits, we have included the change in the non-service cost component of our pension and other postretirement benefits, which is recorded within other income on our Condensed Consolidated Statements of Income. This change is offset within this table as it does not affect our operating expenses. (2) (excluding fuel, purchased supply and direct transmission expense)" 53Appendix

Operating to Net Income (dollars in millions) Twelve Months Ended December 31, 2022 2021 Variance Operating Income $ 263.1 $ 275.7 $ (12.6) (4.6%) Interest expense (100.1) (93.7) (6.4) (6.8%) Other income, net 19.4 8.2 11.2 136.6% Income Before Taxes 182.4 190.2 (7.8) (4.1%) Income tax benefit (expense) 0.6 (3.4) 4.0 117.6% Net Income $ 183.0 $ 186.8 $ (3.8) (2.0%) (Full Year) $6.4 million increase in interest expenses was primarily due to higher interest rates on borrowings under our revolving credit facilities, partly offset by higher capitalization of allowance for funds used during construction (AFUDC). $11.2 million increase in other income was primarily due to a decrease in the non- service cost component of pension expense and higher capitalization of AFUDC, partly offset by a $2.5 million CREP penalty, which relates to litigation we have been involved in associated with our past progress towards meeting obligations to acquire renewable energy projects as mandated by the recently repealed Montana CREP requirement, and a decrease in the value of deferred shares held in trust for non-employee directors deferred compensation (which is offset in operating expense).. $4.0 million Income tax improvement was primarily due to lower pre-tax income along with higher flow-through benefits. 54Appendix

Tax Reconciliation (Full Year) 55Appendix

GAAP to Non-GAAP Earnings (1) As a result of the adoption of Accounting Standard Update 2017-07 in March 2018, pension and other employee benefit expense is now disaggregated on the GAAP income statement with portions now recorded in both OG&A expense and Other (Expense) Income lines. To facilitate better understanding of trends in year-over-year comparisons, the non-GAAP adjustment above re-aggregates the expense in OG&A - as it was historically presented prior to the ASU 2017-07 (with no impact to net income or earnings per share). (2) Utility Margin is a non-GAAP Measure See the slide titled “Explaining Utility Margin” for additional disclosure. (Full Year) The adjusted non- GAAP measures presented in the table are being shown to reflect significant items that are non-recurring or a variance from normal weather, however they should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP. 56Appendix

Weather Impact Adjustment (Full Year) Revision to non-GAAP weather normalization method - Up to, and including, Q3 2022, our weather normalizing adjustment included the estimated impact from four customer classes; commercial electric, residential electric, commercial natural gas and residential natural gas. Due to a statistically low correlation coefficient of our commercial electric customers’ usage patterns, we will no longer include a weather normalizing adjustment for this customer class. As a result, the weather adjustment in the fourth quarter reflects the reversal of the first three quarters of commercial electric customer impact (eliminating the commercial electric impact for the year). 57Appendix

Weather Approximately 60% of the state of Montana is in moderate and 37% in severe drought conditions. However, this is a significant improvement from a year ago where approximately 86% of the state was in severe drought conditions. We estimated a $8.9 million pre-tax benefit as compared to normal and a $10.0 million benefit as compared to the full year 2021. Mean Temperature Departures from 30-Year Average Drought Conditions in Montana vs 30-Year Normal Source: www.drought. gov/states/ montana 58Appendix

GAAP to Non-GAAP Earnings (Fourth Quarter) The adjusted non- GAAP measures presented in the table are being shown to reflect significant items that are non-recurring or a variance from normal weather, however they should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP. (1) As a result of the adoption of Accounting Standard Update 2017-07 in March 2018, pension and other employee benefit expense is now disaggregated on the GAAP income statement with portions now recorded in both OG&A expense and Other (Expense) Income lines. To facilitate better understanding of trends in year-over-year comparisons, the non-GAAP adjustment above re-aggregates the expense in OG&A - as it was historically presented prior to the ASU 2017-07 (with no impact to net income or earnings per share). (2) Utility Margin is a non-GAAP Measure See the slide titled “Explaining Utility Margin” for additional disclosure. 59Appendix

Quarterly PCCAM Impacts Pre-tax Millions In 2017, the Montana legislature revised the statute regarding our recovery of electric supply costs. In response, the MPSC approved a new design for our electric tracker in 2018, effective July 1, 2017. The revised electric tracker, or PCCAM established a baseline of power supply costs and tracks the differences between the actual costs and revenues. Variances in supply costs above or below the baseline are allocated 90% to customers and 10% to shareholders, with an annual adjustment. From July 2017 to May 2019, the PCCAM also included a "deadband" which required us to absorb the variances within +/- $4.1 million from the base, with 90% of the variance above or below the deadband collected from or refunded to customers. In 2019, the Montana legislature revised the statute effective May 7, 2019, prohibiting a deadband, allowing 100% recovery of QF purchases, and maintaining the 90% / 10% sharing ratio for other purchases. 60Appendix

Balance Sheet Debt to Total Capitalization down from last year and slightly below our targeted 50% - 55% range with the incremental equity issuance in the 4th quarter of 2022. 61Appendix

Cash Flow (Full Year) Cash from Operating Activities increased by $87.2 million primarily due to $78.0 million increase in collection of energy supply costs from customers. Funds from Operations increased by $3.6 million over prior period. Net Under-Collected Supply Costs (in millions) Beginning (Jan. 1) Ending (Dec. 31) Outflow 2021 $4.8 $99.1 ($94.3) 2022 $99.1 $115.4 ($16.3) 2022 Improvement (less outflow) $78.0 We anticipate issuing $75 million of common stock through our At-the-Market program in 2023. Debt maturities are manageable with approximately $144 million due in 2023. Financing plans (targeting a FFO to Debt ratio > 14%) are expected maintain our current credit ratings and are subject to change. 62Appendix

Qualified Facility Earnings Adjustment Our electric QF liability consists of unrecoverable costs associated with contracts covered under PURPA that are part of a 2002 stipulation with the MPSC and other parties. Risks / losses associated with these contracts are born by shareholders, not customers. Therefore, any mitigation of prior losses and / or benefits of liability reduction also accrue to shareholders. 63Appendix

EPS & Dividend History 2013-2022 CAGR’s: GAAP EPS: 3.1% - Non-GAAP EPS: 2.7% - Dividend: 5.8% See appendix for “Non-GAAP Financial Measures” $2.60 - $2.75 $3.10 - $3.30 $3. 0-$3.40 $3.30-$3.50 64Appendix

Investment for Our Customers’ Benefit Over the past decade we have been reintegrating our Montana energy supply portfolio and making additional investments across our entire service territory to enhance system safety, reliability and capacity. We have made these enhancements with minimal impact to customers’ bills while maintaining bills lower than the US average. As a result we have also been able to deliver solid earnings growth for our investors. 2008-2022 CAGRs Estimated Rate Base: 10.4% GAAP Diluted EPS: 4.4% 2008-2022 CAGRs NWE typical electric bill: 1.8% NWE typical natural gas bill: (0.3%) 2008-2022 CAGRs US average electric bill: 2.1%* US average natural gas bill: 0.8%** 65Appendix

2022 System Statistics Note: Statistics above are as of 12/31/2022 except for electric transmission for others which is 2021 data (1) Nebraska is a natural gas only jurisdiction (2) Dave Gates Generating Station (DGGS) in Montana is a 150 MW nameplate facility but consider it a 105 MW (60 MW FERC & 45MW MPSC jurisdictions) peaker (1) (2) 66Appendix

Experienced and Engaged Board of Directors Britt E. Ide • Nom. & Gov., HR • Independent • Since April 2017 Anthony T. Clark • Nom. & Gov., HR • Independent • Since Dec. 2016 Dana J. Dykhouse • Chairman • Independent • Since Jan. 2009 Jan R. Horsfall • SETO (chair), Audit • Independent • Since April 2015 Brian B. Bird • Chief Executive Officer • Non-independent • Since January 2023 Jeff W. Yingling • Nom. & Gov.(Chair), Audit • Independent • Since October 2019 Linda G. Sullivan • Audit (Chair), SETO • Independent • Since April 2017 Mahvash Yazdi • HR (Chair), SETO • Independent • Since December 2019 Kent T. Larson • SETO, Audit • Independent • Since July 2022 67Appendix

Our Commissioners 68Appendix

Non-GAAP Financial Measures (1 of 4) This presentation includes financial information prepared in accordance with GAAP, as well as other financial measures, such as Utility Margin, Adjusted Non-GAAP pretax income, Adjusted Non-GAAP net income and Adjusted Non-GAAP Diluted EPS that are considered “non-GAAP financial measures.” Generally, a non-GAAP financial measure is a numerical measure of a company’s financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. We define Utility Margin as Operating Revenues less fuel, purchased supply and direct transmission expense (exclusive of depreciation and depletion) as presented in our Consolidated Statements of Income. This measure differs from the GAAP definition of Gross Margin due to the exclusion of Operating and maintenance, Property and other taxes, and Depreciation and depletion expenses, which are presented separately in our Consolidated Statements of Income. A reconciliation of Utility Margin to Gross Margin, the most directly comparable GAAP measure, is included in this presentation. Management believes that Utility Margin provides a useful measure for investors and other financial statement users to analyze our financial performance in that it excludes the effect on total revenues caused by volatility in energy costs and associated regulatory mechanisms. This information is intended to enhance an investor's overall understanding of results. Under our various state regulatory mechanisms, as detailed below, our supply costs are generally collected from customers. In addition, Utility Margin is used by us to determine whether we are collecting the appropriate amount of energy costs from customers to allow recovery of operating costs, as well as to analyze how changes in loads (due to weather, economic or other conditions), rates and other factors impact our results of operations. Our Utility Margin measure may not be comparable to that of other companies' presentations or more useful than the GAAP information provided elsewhere in this report. Management also believes the presentation of Adjusted Non-GAAP pre-tax income, Adjusted Non-GAAP net income and Adjusted Non-GAAP Diluted EPS is more representative of normal earnings than GAAP pre-tax income, net income and EPS due to the exclusion (or inclusion) of certain impacts that are not reflective of ongoing earnings. The presentation of these non-GAAP measures is intended to supplement investors' understanding of our financial performance and not to replace other GAAP measures as an indicator of actual operating performance. Our measures may not be comparable to other companies' similarly titled measures. 69Appendix

(1) Utility Margin is a non-GAAP Measure. Management believes that Utility Margin provides a useful measure for investors and other financial statement users to analyze our financial performance in that it excludes the effect on total revenues caused by volatility in energy costs and associated regulatory mechanisms. This information is intended to enhance an investor's overall understanding of results. Under our various state regulatory mechanisms, as detailed below, our supply costs are generally collected from customers. In addition, Utility Margin is used by us to determine whether we are collecting the appropriate amount of energy costs from customers to allow recovery of operating costs, as well as to analyze how changes in loads (due to weather, economic or other conditions), rates and other factors impact our results of operations. Our Utility Margin measure may not be comparable to that of other companies' presentations or more useful than the GAAP information provided elsewhere in this report. 70Appendix Non-GAAP Utility Margin Reconciliation (2 of 4)

Non-GAAP Earnings (3 of 4) 71Appendix

Non-GAAP Ratios and Metrics (4 of 4) The data presented in this presentation includes financial information prepared in accordance with GAAP, as well as other Non-GAAP financial measures such as Utility Margin (Revenues less Fuel, purchased supply and direct transmission expense (exclusive of depreciation and depletion)), Free Cash Flows (Cash flows from operations less maintenance capex and dividends) and Net Debt (Total debt less capital leases), that are considered “Non-GAAP financial measures.” Generally, a Non-GAAP financial measure is a numerical measure of a company’s financial performance, financial position or cash flows that exclude (or include) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of Utility Margin, Free Cash Flows and Net Debt is intended to supplement investors’ understanding of our operating performance. Utility Margin is used by us to determine whether we are collecting the appropriate amount of energy costs from customers to allow recovery of operating costs. Net Debt is used by our company to determine whether we are properly levered to our Total Capitalization (Net Debt plus Equity). Our Gross Margin, Free Cash Flows and Net Debt measures may not be comparable to other companies’ similarly labeled measures. Furthermore, these measures are not intended to replace measures as determined in accordance with GAAP as an indicator of operating performance. 72Appendix

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